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EXHIBIT 10.1


CITY NATIONAL BANK



October 05, 2006

Mr. Carmine Oliva, President and CEO
EMRISE Corporation
9485 Haven Avenue Suite 100
Rancho Cucamonga, CA  91730

Dear Carmine:

We are pleased to advise you that City National Bank ("CNB") has approved the following credit accommodations ("Facilities") on a conditional basis as described below. This commitment letter is neither meant to be, nor shall it be construed as, an attempt to define all of the terms and conditions involved in this financing. Rather, it is intended only to outline certain of the basic points of our understanding around which the final terms and documentation are to be structured. CNB has not determined the entire range of provisions that may be required in the final loan documentation, and therefore, further negotiations adding to or modifying the general scope of these basic terms shall not be precluded by the issuance of this commitment letter and its acceptance by Borrower. Please also be advised that the borrower/guarantor structure is subject to change pending CNB's Legal review of the corporate hierarchy. CNB's commitment to make the credit facilities available is subject to the execution of a definitive loan agreement and other documentation acceptable to CNB and its counsel.

The general terms and conditions of this commitment letter and around which the Facilities shall be structured are as set forth below.

FACILITY 1                 WORKING CAPITAL LINE OF CREDIT
----------                 ------------------------------

Borrower:                  EMRISE Corporation (and its U. S. Subsidiaries)

Amount:                    $5,000,000

Purpose: 2 year revolving asset based line of credit for working capital purposes.

Pricing: Floating rate option at CNB Prime + 0%; or Fixed Rate Option of LIBOR + 2.50%, with terms of 1, 2, or 3 months and minimum increments of $500,000. Indicative rates as of 10/05/06 are as follows:

                           CNB Prime: 8.25%
                           One month LIBOR (rounded to the next 1/16th):
                             5.375% + 2.50% = 7.875% all-in rate (also)
                           3 month LIBOR (rounded to the next 1/16th):
                             5.3750% + 2:50% = 7.875% all-in rate


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EMRISE Corporation.
ABL Commitment Letter
October 5, 2006
Page 2


Maturity:                  June 6, 2008


Borrowing Base:            Up to 85% of Eligible Account Receivables. For
                           dilution greater than 1%, advance rate shall be adjusted down by 1% for every 1% or fraction thereof of dilution. Dilution to be calculated monthly based on a three month rolling average. Borrowing formula will also include up to 30% of Eligible Raw Materials and Finished Goods Inventory. Inventory not to exceed 50% of outstanding principal loan balance.
                           Accounts Receivable concentrations of up to 25% may be approved subject to results of ABL collateral examination. Advance rates and eligibility subject to be determined by City National Bank based on satisfactory results from a collateral examination performed on the books and records of the Borrower.

Special Features:          $5MM Asset Based Revolver will convert to a $5MM
                           "Springing" Asset Based Credit facility with advances up to $2,000,000 to be available without a borrowing base certificate, upon the company meeting each of the following specific terms and benchmarks:
                                    o        CPA Audited re-stated year end
                                             financial statements for the fiscal
                                             years ending 12/31/04 and 12/31/05
                                    o        CPA Audited statements for the
                                             fiscal years ending 12/31/06
                                             reflecting a loss of no greater
                                             than $100,000.
                                    o        Compliance with required CNB
                                             financial loan covenants as of FYE
                                             12/31/06 and thereafter

Payment Terms:             Interest payable monthly; Principal due at maturity.

Collateral:                A security interest of first priority on all U. S.
                           domestic corporate assets.

Guarantor:                 TBD

Subordination
Of Debt: All obligations of Borrower to overseas affiliates shall be subordinated in right of repayment to all obligations of Borrower to CNB, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to CNB.

Cross Default:             The $5,000,000 working capital line of credit, the
                           CNB $62,000 equipment leasing facility, and any other indebtedness to be cross-defaulted.


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EMRISE Corporation.
ABL Commitment Letter
October 5, 2006
Page 3


General Loan Conditions:
------------------------
         o Following the activation of the springing ABL feature of the line of credit, an advance request which results in line of credit outstandings which exceed the $2MM formula threshold must be proceeded by the submission of a borrowing base certificate to CNB no less than two days prior to the requested advance. Such certificate must be compared to the availability calculation which is prepared by CNB as of the end of each month.
         o Subject to an ABL collateral examination (and satisfactory review by CNB) of the books and records of the Borrower. Cost of the collateral examination to be paid by Borrower.
         o        Deposit of $5,000.00 to be applied to cost of ABL examination.
         o        CNB must approve all acquisitions.
         o Existing $62M lease facility to be reserved against line of credit commitment.
         o Standard loan documentation to include representations and warranties, events of default and miscellaneous provisions such as are customary in CNB's documentation of facilities and financings of this type.
         o All costs associated with perfecting the lien on and security interest in the collateral (i.e., UCC filing) to be paid by Borrower.
         o Loan documentation to be satisfactory to CNB and its legal counsel and to contain mutually agreeable covenants and conditions.
         o CNB ABL collateral examinations required semi-annually and will include at least one comprehensive examination per year.
         o A package of terms and conditions to be determined and mutually agreed to between Borrower and CNB, including but not limited to, the following financial covenants:

                  a)       MINIMUM FIXED CHARGE COVERAGE RATIO
                           -----------------------------------
                           of 1.25:1 calculated on a rolling four quarter basis beginning 4Qtr07 as follows: ([Net Profit after tax plus Depreciation and Amortization and Interest Expense) minus (non-financed Capital Expenditures plus Dividends)] divided by [Current Portion of Long Term Debt plus Interest Expense]) of (Requirement
                           TBD) at all times. This covenant shall be tested on a Consolidated Basis; Covenant shall also be tested on a Combined Basis limited to U. S. domestic subsidiaries. For purposes of testing covenant compliance 4Qtr06 through 3Qtr07, Company shall adjust calculation(s) for non recurring legal and accounting fees incurred in connection with forensic audit and restatement and

                  b)       MAXIMUM BALANCE SHEET LEVERAGE RATIO
                           ------------------------------------
                           (Total Liabilities divided by Tangible Net Worth) of 2.00:1.00 at all times. This covenant shall be tested on a Consolidated Basis; and

                  c)       MINIMUM TANGIBLE NET WORTH
                           --------------------------
                           of ($11,125,000). This covenant shall be tested on a Consolidated Basis; and

                  d)       MINIMUM CURRENT RATIO
                           ---------------------
                           of 1.50:1.00. This covenant shall be tested on a Consolidated Basis; and

                  e)       PROFITABILITY COVENANT:
                           -----------------------
                           No two consecutive quarterly losses; This covenant shall be tested on a consolidated basis and tested on the combined performance of U. S. Subsidiaries.


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EMRISE Corporation.
ABL Commitment Letter
October 5, 2006
Page 4


Financial Reporting Requirements:

     o     MONTHLY:        within 15 days from the end of each month, Borrower
           --------        shall submit:
                      i.   Monthly Borrowing Base Certification within 15 days
                           of month end for U. S. Subsidiaries except that
                           company shall not be required to submit a 'monthly
                           borrowing base certificate to support advances made
                           consistent with the conditions and under the
                           provisions of the non formula $2MM component of the
                           line of credit.
                      ii.  Monthly electronic submission of accounts receivable
                           and payable agings, and inventory status reports for
                           U. S. Subsidiaries.
     o    QUARTERLY:       within 45 days from the end of each quarter,
          ----------       Borrower shall submit:
                      i.   Company prepared financial statements on Consolidated
                           and Consolidating basis.

     o    ANNUALLY:        within 120 days from each fiscal year-end, Borrower
          ---------        shall submit:
                      i.   CPA Audited financial statements

FEES AND EXPENSES:         Whether or not loan documentation is agreed to and
------------------         whether or not any loan hereunder or thereunder is
                           made, Borrower will pay all of CNB's expenses incurred in connection with the negotiation and documentation of these Facilities and the preparation, administration and enforcement of this Commitment Letter, the loan documents and these Facilities (including all fees, expenses and allocated expenses of CNB's in-house or outside counsel).

FURTHER ASSURANCES:        Immediately following any request by CNB, Borrower
-------------------        shall provide to CNB such further documents,
                           instruments, opinions and assurances as may be requested from time to time by CNB in connection with the Facility.

CNB reserves the right in its sole discretion to cancel its commitment to make these Facilities available and to terminate its obligations hereunder (a) upon the occurrence of any material adverse change in the financial condition of Borrower or any guarantor, including, without limitation, Borrower's default on any other obligation Borrower may have to CNB unrelated to this Commitment Letter; or (b) in the event that loan documentation for the Facilities is not executed by Borrower and CNB within a reasonable period of time.

This Commitment Letter is provided to you solely for the purpose described herein and may not be disclosed to or relied upon by any other party without


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EMRISE Corporation.
ABL Commitment Letter
October 5, 2006
Page 5


CNB's prior written consent. Kindly indicate your acceptance of this commitment by signing the enclosed copy of this letter and returning it to us prior to 3:00 p.m. on October 16, 2006. Unless prior to such time we have received such copy executed by Borrower, this commitment shall expire without further notice.

Sincerely,


City National Bank, a National
Banking Association

By:      /S/ BILL NIETACHMANN
         -------------------------------------------
         Bill Nietachmann, Senior Vice President


Accepted and agreed this 11th day of October 2006.

EMRISE Corporation

BY:      /S/ CARMINE T. OLIVIA
         -------------------------------------------

TITLE:   Chairman, President & CEO
         -------------------------------------------